MOEN AND COMPANY LLP
CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants	Securities Commission Building
Institute of Chartered Accountants of British Columbia	PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)	Suite 1400 – 701 West Georgia Street
Chairman’s Circle – Asia Pacific Business Network (APBN)	Vancouver, British Columbia
Canada V7Y 1C6
Registered with:
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence
Office Email: moenca@telus.net
Principal – Charter – 41st Year Anniversary	Audit Email: auditca@telus.net

December 16, 2005

United States Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C.
20549

Re: Online Innovation, Inc. (the “Company”) / Current Report on Form 8K filed on December 15, 2005

We are writing in connection with the above referenced Form 8K of the Company. Pursuant to section (c)(2) of item 4.02 of Form 8K, we confirm as follows:

(a)	We have reviewed the Form 8K of the Company dated December 15, 2005; and

(b)	We agree with the statements made by the Company in response to item 4.02 of the aforementioned Form 8K.

Yours Truly,

Moen & Company
Chartered Accountants

“Moen and Company” (“Signed”)
___________________________

“Independent Accountants and Auditors”